EXHIBIT 99.1
AUDITED FINANCIAL STATEMENTS
eSTARA, INC.
DECEMBER 31, 2005 AND 2004 WITH
REPORT OF INDEPENDENT ACCOUNTANTS

Argy, Wiltse & Robinson, P.C. Certified Public Accountants & Business Consultants
REPORT OF INDEPENDENT ACCOUNTANTS
April 20, 2006
To the Board of Directors and Stockholders
           of eStara, Inc.:
In our opinion, the accompanying balance sheets and the related statements of income, of stockholders’ equity, and of cash flows present fairly, in all material respects, the financial position of eStara, Inc. at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examing, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

8405 Greensboro Drive Suite 700 Tysons Corner McLean, Virginia 22102
Phone: 703-893-0600 Fax: 703-893-2766 www.awr.com

eSTARA, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
Current assets
Cash and cash equivalents	$1,457,910	$1,100,085
Accounts receivable, net of allowance for doubtful accounts of $60,000 and $0 at December 31, 2005 and 2004	1,732,503	965,875
Prepaid expenses and other current assets	167,018	122,985

Total current assets	3,357,431	2,188,945

Property and equipment, net	70,021	73,990
Goodwill	470,000	470,000
Software licenses, net	5,000	6,445

Total assets	$3,902,452	$2,739,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$370,585	$348,948
Accrued payroll and related liabilities	260,631	192,882
Deferred revenue	466,448	367,068
Deferred rent	15,202	11,786

Total current liabilities	1,112,866	920,684

Deferred rent	17,089	32,287

Total liabilities	1,129,955	952,971

Stockholders’ equity
Series C-l 8% cumulative convertible redeemable preferred stock, $0.01 par value; 1,409,595 shares authorized; 1,373,191 shares issued and outstanding (liquidation value $14,795,611)	13,732	13,732
Series C-2 8% cumulative convertible redeemable preferred stock, $0.01 par value; 2,023,091 shares authorized, issued and outstanding (liquidation value $6,853,553)	20,231	20,231
Series E 8% cumulative convertible redeemable preferred stock, $0.01 par value; 6,890,586 shares authorized, issued and outstanding (liquidation value $2,641,700)	68,906	68,906
Series D preferred stock, $0.01 par value; 1,956,566 shares authorized, issued and outstanding (liquidation value $930,434)	19,566	19,566
Series A convertible redeemable preferred stock, $0.01 par value; 213,440 shares authorized, issued and outstanding (liquidation value $1,001,034)	2,134	2,134
Common stock, $0.002 par value; 65,000,000 shares authorized, 10,857,237 shares and 9,411,347 shares issued and outstanding at December 31, 2005 and 2004	21,715	18,823
Additional paid-in capital	23,335,422	23,323,855
Less: unamortized portion of restricted stock grants	(13,043)	(11,107)
Accumulated deficit	(20,696,166)	(21,669,731)

Total stockholders’ equity	2,772,497	1,786,409

Commitments and contingencies

Total liabilities and stockholders’ equity	$3,902,452	$2,739,380

The accompanying notes are an integral part of these financial statements.

eSTARA, INC.
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Revenue	$7,431,649	$4,527,284
Cost of revenue	2,020,558	1,161,557

Gross margin	5,411,091	3,365,727

Operating costs and expenses

Salaries	2,394,604	1,965,309
Sales and marketing	885,313	273,893
General and administrative	777,002	470,693
Rent	179,268	192,745
Depreciation and amortization	64,839	80,254
Bad debt	109,577	93,499

Income from operations	1,000,488	289,334

Other income and expense

Interest income	1,940	3,044
Interest expense	0	0
Other income	(28,863)	3,458

Income before income taxes	973,565	295,836

Provision for income taxes	0	0

Net income	$973,565	$295,836

The accompanying notes are an integral part of these financial statements.

eSTARA, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2005 AND 2004

	Series C-l	Series C-2	Series E	Series D	Series A			Unamortized
	convertible	convertible	convertible	convertible	convertible		Additional	portion of		Total
	preferred	preferred	preferred	preferred	preferred	Common	paid-in	restricted	Accumulated	stockholders’
	stock	stock	stock	stock	stock	stock	capital	stock grants	deficit	equity

Balance at December 31 , 2003	$13,732	$20,231	$68,906	$19,566	$2,134	$17,503	$23,318,575	$(11,437)	$(21,965,567)	$1,483,643

Issuance of restricted stock to employees	0	0	0	0	0	1,320	5,280	330	0	6,930
Net income for the year ended December 31, 2004	0	0	0	0	0	0	0	0	295,836	295,836

Balance at December 31, 2004	13,732	20,231	68,906	19,566	2,134	18,823	23,323,855	(11,107)	(21,669,731)	1,786,409

Issuance of restricted stock to employees	0	0	0	0	0	2,892	11,567	(1,936)	0	12,523
Net income for the year ended December 31, 2005	0	0	0	0	0	0	0	0	973,565	973,565

Balance at December 31, 2005	$13,732	$20,231	$68,906	$19,566	$2,134	$21,715	$23,335,422	$(13,043)	$(20,696,166)	$2,772,497

The accompanying notes are an integral part of these financial statements.

eSTARA, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Cash flows from operating activities:

Net income	$973,565	$295,836

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,839	80,254
Non-cash stock-based compensation	12,523	6,930
Loss on disposal of property and equipment	0	9,380
Changes in allowance for doubtful accounts	60,000	0
Increase in:
Accounts receivable	(826,628)	(454,173)
Prepaid expenses and other current assets	(44,033)	(77,100)
Increase (decrease) in:
Accounts payable and accrued expenses	21,637	167,809
Accrued payroll and related liabilities	67,749	121,343
Deferred revenue	99,380	277,086
Deferred rent	(11,782)	44,073

Total adjustments	(556,315)	175,602

Net cash provided by operating activities	417,250	471,438

Cash flows from investing activities:

Purchases of property and equipment	(44,425)	(50,016)
Increase in software licenses	(15,000)	(15,000)
Proceeds from sales of property and equipment	0	3,586

Net cash used in investing activities	(59,425)	(61,430)

Net increase in cash and cash equivalents	357,825	410,008

Cash and cash equivalents at the beginning of the year	1,100,085	690,077

Cash and cash equivalents at the end of the year	$1,457,910	$1,100,085

The accompanying notes are an integral part of these financial statements.

eSTARA, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
NOTE 1 — ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
The Company was incorporated in the state of Maryland on January 13, 1999 under the name of PublicWebPhone, Inc. and began operations shortly thereafter. In April 2000, the Company amended its articles of incorporation to change its name to eStara, Inc. The Company provides click to call, chat and call tracking solutions proven to convert online sales for over 350 companies worldwide. The Company is headquartered in Reston, Virginia.
Cash equivalents
The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consists of cash on deposit with banks and overnight repurchase agreements stated at cost, which approximates fair value.
Fair value of financial instruments
The Company considers the carrying value of its financial instruments, which include cash equivalents, accounts receivable, accounts payable, and accrued expenses, to approximate fair value at December 31, 2005 and 2004 because of the relatively short period of time between origination of the instruments and the expected realization at settlement.
Property and equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of three to seven years.
Software licenses
The Company capitalizes software licenses that are to be used internally or included in the development of its product. Such costs are amortized over their estimated useful life, which is generally three years. Amortization expense on software licenses aggregated $16,445 and $30,500 for the years ended December 31, 2005 and 2004, respectively.
Revenue and cost of revenue
Revenue is generated by providing Internet-based telephony and communications services and is recognized as those services are provided based on usage as defined in each contract. Set-up and maintenance fees are deferred and recognized over the life of the contracts, which range from twelve to thirty-six months in duration. Under most contracts, customer set-up fees are non-refundable.
Cost of revenue includes the costs of providing Internet-based telephony and Internet communications services.

Deferred revenue
Deferred revenue consists principally of collections from customers for set-up fees and maintenance fees, which entitle the customer to technical support and software upgrades that are provided over the contract period.
Sales and marketing expense
Sales and marketing costs are related to ongoing sales and marketing activities and are expensed as incurred.
Stock-based compensation
Statement of Financial Accounting Standards No. 123 (“SFAS No. 123”), Accounting for Stock-Based Compensation, allows companies to account for stock-based compensation using either the provisions of SFAS No. 123 or the provisions of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, but requires pro forma disclosure in the notes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted. The Company accounts for its stock-based employee compensation in accordance with APB No. 25 (see Note 4). No stock-based employee compensation costs are reflected in the net income from stock options, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. Had compensation cost been determined as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation, the net income for the years ended December 31, 2005 and 2004 would have been decreased by an immaterial amount.
In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS No. 123R”), Share-Based Payment, that eliminates the ability to account for share-based compensation transactions using the intrinsic value method under APB No. 25, and the related pro forma disclosure provisions of SFAS 123. Measurement of the cost of employee services received in exchange for an award of equity instruments under SFAS 123R will be based on the grant-date fair value of the award (with limited exceptions). The cost will be recognized over the period during which the employee is required to provide service in exchange for the award. This statement is effective for reporting periods beginning after December 15, 2005. Although, the Company has not fully evaluated the application of SFAS 123R, management does not expect adoption to result in additional expense.
Income taxes
Income taxes have been recorded using the liability method. The income tax provision includes federal and state income taxes both currently payable and changes in deferred taxes due to differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.
Goodwill
On January 1, 2002, the Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets (SFAS No. 142), which was effective for fiscal years beginning after December 15, 2001. SFAS No. 142 requires, among other things, the discontinuation of goodwill amortization and an annual test for the impairment of goodwill, which could result in a charge to operations when the carrying amount exceeds the estimated fair value. During the years ended December 31, 2005 and 2004 and in accordance with SFAS No. 142, the Company performed the required annual impairment test for goodwill based on the goodwill carrying value of $470,000 and $470,000, respectively. The Company determined, based on the estimated future cash flows, that an impairment adjustment was not required for the years ended December 31, 2005 and 2004.
Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.
NOTE 2 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following at December 31:

	2005	2004

Computer hardware and software	$457,030	$415,723
Office furniture and equipment	13.075	9,957

	470,105	425,680
Less: accumulated depreciation and amortization	(400,084)	(351,690)

	$70.021	$73.990

Depreciation and amortization expense on property and equipment aggregated $48,394 and $49,755 for the years ended December 31, 2005 and 2004, respectively.
NOTE 3 — STOCKHOLDERS’ EQUITY
In December 1999, the Company sold 213,440 shares of its Series A convertible preferred stock at a per share price of $4.69 for aggregate consideration of $1 million to raise capital to finance its operations. In September 2000, the Company sold 1,373,191 shares of its Series C-l 8% cumulative convertible redeemable preferred stock at a per share price of $7.14 for aggregate consideration of $9.8 million, including the conversion of the bridge loan and accrued interest totaling approximately $2.1 million. Also, in July 2001, the Company issued 2,023,097 shares of its Series C-2 8% cumulative convertible redeemable preferred stock at a price of $2.41 per share for aggregate consideration of $4.9 million. In October 2001, the Company purchased certain assets of ITXC’s eCommerce Business. The consideration was paid through the issuance of its Series D preferred stock representing 19.9% of the voting shares of the Company at the date of purchase. As a result, eStara issued to ITXC 1,956,566 shares of Series D preferred stock with a par value of $0.01 per share and a fair value of $2.41 per share for an aggregate consideration of $4.7 million. In March 2003, the bridge loan and related accrued interest were converted into 6,890,586 shares of Series E 8% cumulative convertible redeemable preferred stock with a par value of $0.01 per share and a fair value of $0.30 per share for an aggregate consideration of $2.8 million.

The holders of the preferred stock have various rights and preferences as follows:
Voting rights and protective provisions
The Series A, Series C-l, Series C-2, Series D, and Series E stockholders may vote with the common stock as a single class on all actions to be taken by the stockholders.
Dividends
Series C-l, Series C-2 and Series E preferred stock accrue cumulative dividends at a rate of 8% per share per annum whether or not the board of directors declares the dividends. Accrued and unpaid dividends on the Series C-l, Series C-2 and Series E preferred stock were $7,477,400 and $5,678,076 as of December 31, 2005 and 2004, respectively.
Series A convertible preferred stock accrues dividends when and if declared by the board of directors. No dividends were declared on Series A preferred stock during 2005 and 2004, respectively.
Liquidation
Upon any liquidation, dissolution, or winding up of the Company, the holders of the preferred stock shall be entitled to be paid out of the assets of the Company available for distribution, or the consideration received in such transaction. The holders of the Series E preferred stock are entitled to an amount equal to the original issue price (subject to adjustment, as defined), plus an amount equal to any unpaid cumulative dividends. After payment in full of the Series E liquidation preference, the holders of the Series D and C-2 preferred stock are entitled to an amount per share equal to the original issue price (subject to adjustment, as defined), plus an amount equal to any unpaid cumulative dividends. After payment in full of the Series D and C-2 liquidation preference, the holders of the Series C-l and A preferred stock are entitled to an amount equal to the original issue price (subject to adjustment, as defined), plus an amount equal to any unpaid dividends.
Conversion
The Series A and Series C-l preferred stock are convertible on a five-for-one basis into shares of common stock at the option of the holder. Series C-2, Series D and Series E preferred stock are convertible on a three-for-one basis into shares of common stock at the option of the holder. The Series A preferred stock automatically converts into common stock in the event of an initial public offering of shares of common stock in which the price paid per share is at least $10.00 and gross proceeds are at least $15 million. The Series C-l, Series C-2 and Series E preferred stock automatically convert into common stock in the event of an initial public offering of shares of common stock in which the price paid per share is at least $21.42 and gross proceeds are at least $30 million. The Series D preferred stock automatically converts into common stock in the event of an initial public offering of shares of common stock in which the price paid per share is at least $7.22 and gross proceeds are at least $30 million.
Redemption
Holders of a majority of the outstanding Series C-l, Series C-2 and Series E preferred stock may elect, at any time on or after September 1, 2005, to have the Company redeem all then outstanding Series C-l preferred shares at the original issue price plus any accrued, but unpaid dividends.

Holders of each share of Series A preferred stock may elect, at any time on or after December 16, 2004, to have the Company redeem all then outstanding Series A preferred shares at the original issue price plus any accrued, but unpaid dividends.
NOTE 4 — STOCK-BASED COMPENSATION
Stock option plan
Under the terms of the Company’s stock option plan, the Company may grant up to 3,750,055 shares of its common stock in the form of stock options or restricted common stock. The options generally vest over three years, in equal monthly increments, and expire ten years after the grant date. As of December 31, 2005, 97,178 shares of common stock were still available for issuance under the plan. Subsequent to the year end, the Company’s board of directors authorized an additional 17,500,000 shares to be made available for grant under the stock option plan.
The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model under the minimum value method using the following assumptions: risk-free interest rate ranging from 3.1% to 4.5%, expected option life often years, and dividend yield of 0%.
A summary of the Company’s stock option transactions for the years ended December 31 is as follows:

	2005		2004
		Weighted		Weighted
	Number	Average	Number	Average
	of	Exercise	of	Exercise
	Shares	Price	Shares	Price

Outstanding at beginning of year	866,445	$0.35	866,445	$0.35
Granted	0	0.00	0	0.00
Exercised	0	0.00	0	0.00
Canceled	0	0.00	0	0.00

Outstanding at end of year	866,445	$0.35	866,445	$0.35

Options exercisable at end of year	862,370	$0.40	862,370	$0.40

At December 31, 2005, the exercise price for outstanding options ranges from $0.002 to $0.94, with a weighted average remaining contractual life of approximately 4.53 years.
Restricted stock
During 2005 and 2004, the Company granted 1,445,890 and 660,000 shares of common stock, respectively, in the form of restricted stock. Shares subject to this grant vest in various increments over periods ranging from immediate to three years. Upon an employee’s separation from the Company, all non-vested shares are reclaimable by the Company. Each share grant requires the employee to execute an agreement that restricts the transfer of shares prior to any public registration.

Compensation as a result of the grants is measured using the total number of shares granted, the grant date, and the fair market value per share and is amortized over the respective vesting periods. The unamortized portion of such compensation as of December 31, 2005 and 2004 is $13,043 and $11,107, respectively, and is included as a component of stockholders’ equity. Adjustments for forfeited shares are made in the period of forfeiture. During the years ended December 31, 2005 and 2004, a total of $12,523 and $6,930, respectively, was charged to operations. As of December 31, 2005 and 2004, unvested outstanding restricted common stock totaled 1,304,301 shares and 1,110,651 shares, respectively.
NOTE 5 — WARRANTS
In conjunction with conversion of the 2000 bridge loan into Series C-l convertible redeemable preferred stock, the Company issued warrants to purchase 361,835 shares of common stock at an exercise price of $0.01 per share to one of the Series C-l investors. The $257,625 value assigned to these warrants was determined based upon the Black-Scholes Option Pricing Model and was recorded as interest expense during 2000. The warrants are exercisable on a one-for-one basis into shares of common stock at the option of the holder through the expiration date, September 1, 2010.
In conjunction with conversion of the 2003 bridge loan into Series E convertible redeemable preferred stock, the Company issued warrants to purchase 5,974,906 shares of common stock at an exercise price of $0.01 per share to the Series E investors. Based upon the Black-Scholes Option Pricing Model, amounts computed were insignificant to the Company and no value was assigned to these warrants. The warrants were exercisable on a one-for-one basis into shares of common stock at the option of the holder through the expiration date, March 31, 2013.
NOTE 6 — INCOME TAXES
‘ The provision for income taxes consists of the following for the years ended December 31:

	2005	2004

Deferred income taxes
Federal	$(317,000)	$(100,000)
State	(59,000)	(20,000)
Less: change in valuation allowance	376,000	120,000

	$0	$0

Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for income tax reporting and financial statement purposes. A summary of the composition of the deferred income tax asset is as follows at December 31:

	2005	2004

Net operating loss carry forwards	$6,335,000	$6,710,000
Other temporary differences	149,000	150,000
Deferred tax asset valuation allowance	(6,484,000)	(6,860,000)

	$0	$0

For the years ended December 31, 2005 and 2004, the valuation allowance for deferred income tax assets decreased by $376,000 and $120,000, respectively. The Company has provided a valuation allowance for the full value of the deferred tax asset because of uncertainties regarding its realization.
At December 31, 2005 and 2004, the Company has net operating loss carry forwards available to offset future taxable income of approximately $16,693,000 and $17,670,000, respectively. The Company’s net operating loss carry forwards will expire, if not utilized, in various years through 2023.
The Company paid no income taxes during the years ended December 31, 2005 and 2004.
NOTE 7 — RELATED PARTY TRANSACTIONS
Natelli Communities, Inc. (NCI) is an affiliate of the Company through common ownership. During 2005 and 2004, the Company provided services to NCI resulting in revenue of approximately $30,000 and $12,000, respectively.
At December 31, 2005 and 2004, $1,002 and $865, respectively, was due to the Company from NCI.
NOTE 8 — RETIREMENT PLAN
The Company maintains a defined contribution 401(k) profit sharing plan (the Plan) for all eligible employees. Participants may make voluntary contributions up to the maximum amount allowable by law. The Company makes matching contributions equal to 50% of every dollar the participant defers, up to 2% of their annual compensation. The Company may also make discretionary contributions as determined by management. Company matching contributions vest immediately to the participants. The Company recorded contributions of $15,084 and $9,856 to the Plan for the years ended December 31, 2005 and 2004, respectively.
NOTE 9 — CONCENTRATIONS OF CREDIT RISK
The Company is subject to credit risk concentrations principally from cash and cash equivalents and accounts receivable. The Company’s management believes the risk of loss associated with cash and cash equivalents is very low since cash and cash equivalents are maintained in financial institutions. At December 31, 2005 and 2004, the Company had cash and cash equivalents balances on deposit with a financial institution in excess of the federally insured limit. To date, accounts receivable have been derived primarily from commercial contracts. Accounts receivable are generally due within 30 days and no collateral is required. The Company maintains reserves for potential credit losses and historically such losses have been insignificant and within management’s expectations.

NOTE 10 — COMMITMENTS AND CONTINGENCIES
Leases
The Company has several noncancelable operating leases, primarily for office space and equipment which expire at various dates through May 2011. The following is a schedule of the future minimum lease payments required under noncancelable operating leases that have initial or remaining terms in excess of one year at December 31:

Years ending December 31,

2006	$184,000
2007	237,000
2008	250,000
2009	256,000
2010	264,000
Thereafter	111,000

$1,302,000

In 2004, the Company entered into a forty-four month lease for its primary office space. The provisions of the lease include abatements of rent during the first five and a half months of the lease, as well as annual escalations to the base rent. In accordance with accounting principles generally accepted in the United States of America, the Company is recognizing the total cost of the lease ratably over the entire lease period. Accordingly, the difference between rent paid and that expensed is reflected as deferred rent and is being amortized over the term of the lease, which ends in November 2007.
Rent expense aggregated $185,317 and $190,295 for the years ended December 31, 2005 and 2004, respectively.
Employment agreements
The Company has employment agreements with two executives and three employees under which the Company would be required to pay severance for up to six months of the employees’ representative annual salary in order to terminate those agreements without cause.
Litigation
From time to time, the Company becomes involved in certain legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations. The Company’s management is not aware of any pending or threatened litigation.